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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2003

EPIX Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21863 (Commission File Number)	04-3030815 (I.R.S. Employer Identification No.)
71 Rogers Street Cambridge, Massachusetts 02142 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 250-6000

Item 5. Other Events.

        On August 7, 2003, the Company issued a press release announcing that it had priced its previously announced public offering of 4,300,000 shares of common stock at $15.00 per share. All of the shares are being offered by the Company through a prospectus supplement pursuant to the Company's shelf registration statement, which was declared effective by the Securities and Exchange Commission on January 15, 2003. SG Cowen and Wells Fargo Securities, LLC are co-lead managers of the offering, with SG Cowen acting as bookrunning lead manager. Needham & Company, Inc. and WR Hambrecht+Co are acting as co-managers. The information contained in the press release dated August 7, 2003 is incorporated by reference and filed as Exhibit 99.1 hereto.

        The Company filed the final prospectus supplement relating to the issuance and sale of its common stock with the Commission on August 7, 2003. In connection with the filing of the prospectus supplement with the Commission, the Company is filing the underwriting agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 1.1 and the legal opinion of the Company's counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the validity of the securities being registered as Exhibit 5.1.

Item 7. Financial Statements and Exhibits.

(c)
The following exhibits are filed with this report:

Exhibit Number	Description
1.1	Underwriting Agreement dated August 7, 2003.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the validity of securities being registered.
99.1	The Company's Press Release dated August 7, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX MEDICAL, INC. (Registrant)
Date: August 7, 2003	By:	/s/ PEYTON J. MARSHALL Peyton J. Marshall Senior Vice-President, Finance and Administration, Chief Financial Officer

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SIGNATURES